                               VERSION 9

                      JACOR COMMUNICATIONS, INC.
      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             ANNUAL MEETING OF SHAREHOLDERS JULY 23, 1996

                                 PROXY



The undersigned hereby appoints Randy Michaels, R. Christopher Weber and Jon
M. Berry, and each of them as Proxy Holders for the undersigned, with full power of substitution, to appear and vote all of the shares of Jacor Communications, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held in the Fifth Third Bank Theatre at the Aronoff Center for the Arts, located at the corner of East Seventh Street and Main Street, Cincinnati, Ohio on Tuesday, July 23, 1996 at 10:30 a.m., local time, and at any adjournment thereof.

1.   Proposal to reincorporate as a Delaware corporation.
2. Approval of issuance of Common Stock Purchase Warrants, and the underlying shares of Common Stock, to shareholders of Citicasters Inc.
3. Election of seven Directors for a one year term. Nominees: John W. Alexander, Rod F. Dammeyer, F. Philip Handy, Marc Lasry, Robert L. Lawrence, Randy Michaels and Sheli Z. Rosenberg.
4. To act in accordance with their best judgment on any other business which may properly come before the meeting.

                          (change of address)

    --------------------------------------------------------------------------

    --------------------------------------------------------------------------

    --------------------------------------------------------------------------

      (If you have written in the above space, please mark the corresponding box on the reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORSO RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                   SEE REVERSE
                                                                      SIDE


/X/ PLEASE MARK YOUR                                         SHARES IN YOUR NAME
    VOTES AS IN THIS
    EXAMPLE.


                                                        FOR   AGAINST   ABSTAIN
1. Proposal to reincorporate as                         / /     / /       / /
   a Delaware corporation.

2. Approval of Issuance of Common                      / /     / /       / /
   Stock Purchase Warrants, and the
   underlying shares of Common Stock,
   to shareholders of Citicasters Inc.

3. Election of Directors      FOR     WITHHELD
 (SEE REVERSE)                / /       / /


For, except vote withheld from the following nominee(s):

- --------------------------------------------------------

4. To act in accordance with their best
   judgment on any other business which
   may properly come before the meeting.



Change
 of       / /
Address

Attend   / /
Meeting

SIGNATURE(S)                                      DATE
            -------------------------------------     ------------------------

SIGNATURE(S)                                      DATE
            -------------------------------------     ------------------------

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.